Exhibit 32.1

Certifications of Principal Executive Officer and Principal Financial Officer Pursuant to 18 U.S.C. Section 1350, As Adopted
Pursuant To Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), Adam Mendelsohn, Chief Executive Officer (Principal Executive Officer) and Brigid Makes, Chief Financial Officer (Principal Financial and Accounting Officer) of Vivani Medical, Inc. (the “Company”), each hereby certifies that, to the best of his or her knowledge:

1.	The Quarterly Report of the Company on Form 10-Q (the “Report”) for the nine months ended September 30, 2023, to which this Certification is attached as Exhibit 32.1, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 13, 2023	/s/ Adam Mendelsohn
Adam Mendelsohn
Chief Executive Officer
(Principal Executive Officer)

/s/ Brigid A. Makes
Brigid A. Makes
Chief Financial Officer
(Principal Financial and Accounting Officer)

This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Vivani Medical, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.